Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A of Fidelity Charles Street Trust: Fidelity Advisor Asset Manager 70% of our report dated November 22, 2006 on the financial statements and financial highlights included in the September 30, 2006 Annual Report to Shareholders and Fidelity Charles Street Trust: Fidelity Global Balanced Fund of our report dated December 21, 2006 on the financial statements and financial highlights included in the October 31, 2006 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2007